Exhibit 23

Sellers & Associates P.C.                                         (801) 621-8128
3785 Harrison Blvd., Suite 101 - Ogden, Utah 84403            Fax (801) 627-1639




April 13, 2000



Board of Directors

Professional Wrestling Alliance Corporation
Van Nuys, California

Gentlemen:


We hereby consent to the use of our audit report of Professional Wrestling Alliance Corporation and subsidiary dated April 4, 2000 for the years ended December 31, 1999 and 1998 in the Company's Form 10-KSB.

   /s/ Sellers & Associates, P.C.
---------------------------------
Sellers & Associates, P.C.
Ogden, UT

                                       17


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